EXHIBIT 10.9

TWINLAB CONSOLIDATION CORPORATION

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 4, 2013, by and between Twinlab Consolidation Corporation, a Delaware corporation (the “Company”), and Thomas Tolworthy (“Recipient”).

W I T N E S S E T H

WHEREAS, the Company regards Recipient as a valuable contributor to the Company and has determined that it would be in the best interest of the Company and its stockholders to sell the Stock (as defined below) provided for in this Agreement to Recipient as an incentive for continued service with the Company and increased achievements in the future by Recipient;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

A G R E E M E N T

1. Restricted Stock Purchase.

(a) Contemporaneously with the execution of this Agreement, the Company will issue and sell to Recipient 104,000,000 shares of Common Stock, with a par value of $0.0001 per share, of the Company (the “Stock”) for a consideration of $0.0001 per share (the “Purchase Price”).  Payment for the Stock in the amount of the Purchase Price multiplied by the number of shares issued hereunder shall be made to the Company upon execution of this Agreement.  Such payment shall be made in the form of a combination of cash, check or wire transfer of immediately available funds.  Stock certificates evidencing the Stock will be retained by the Company, accompanied by blank stock powers executed by Recipient, for the period during which the Stock constitutes Restricted Stock (as defined below) pursuant to the terms of Sections 2, 3 and 4 hereof.

(b) All shares of Stock issued hereunder shall be deemed issued to Recipient as fully paid and nonassessable shares, and Recipient shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization.  The term “Stock,” in addition to the shares purchased pursuant to this Agreement, also refers to all securities received in replacement of the Stock, as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Recipient is entitled by reason of Recipient’s ownership of the Stock.

2. Restrictions.

(a) No Stock issued to the Recipient hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Recipient prior to the date when the Recipient shall become vested in such Stock pursuant to Section 3 or 4 hereof, and such Stock shall constitute “Restricted Stock” until such date.  Any attempt to transfer Stock in violation of this Section 2 shall be null and void and shall be disregarded by the Company.

(b) In addition, Restricted Stock shall be subject to a repurchase option in favor of the Company (the “Repurchase Option”).  The Repurchase Option shall be subject to the following terms and conditions:

(i) In the event of the voluntary or involuntary termination of Recipient as an employee of the Company for any reason, with or without cause (including death or disability), the Company shall, upon the date of such termination, have an irrevocable, exclusive option for a period of ninety (90) days from such date to repurchase all or any portion of the Restricted Stock from Recipient or any person receiving the Restricted Stock by operation of law or other involuntary transfer, at the Purchase Price for the Restricted Stock.  The Repurchase Option may be assigned by the Company to any third person or entity.

(ii) The Repurchase Option shall be exercised by written notice by the Company or its assignee to Recipient or his or her executor and, at the Company’s or its assignee’s option, by delivery to the Recipient or his or her executor, with such notice, of (A) a check in the amount of the Purchase Price for the Restricted Stock being repurchased, (B) in the event that Recipient is indebted to the Company or its assignee, by cancellation by the Company or its assignee of an amount of such indebtedness equal to the Purchase Price for the Restricted Stock being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such Purchase Price.  Upon delivery by the Company or its assignee of such notice and payment of the Purchase Price, the Company or its assignee shall become the legal and beneficial owner of the Restricted Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its or its assignee’s own name the number of shares of Restricted Stock being repurchased by the Company or its assignee, without further action by Recipient.

(c) For purposes of facilitating the enforcement of the provisions of this Section 2, Recipient agrees, immediately upon receipt of the certificate(s) for the Stock, to deliver such certificate(s), together with an Assignment Separate from Certificate, in substantially the form of that attached hereto as Exhibit A, executed in blank by Recipient and Recipient’s spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Stock remains Restricted Stock, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof.  Recipient hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable.  Recipient agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto.  The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.

(d) Recipient may not sell, assign, pledge, or in any manner transfer any of the Stock or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section 2(d):
(i)           If Recipient receives from anyone a bona fide offer acceptable to Recipient to purchase any of the Stock, then Recipient shall first give written notice thereof to the Company.  The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

(ii)           For fifteen (15) days following receipt of such notice, the Company or its assigns shall have the option to purchase all or any lesser part of the shares specified in the notice at the price and upon the terms set forth in such bona fide offer.  In the event the Company elects to purchase all or any of the shares, it shall give written notice to Recipient of its election and settlement for said shares shall be made as provided below in subparagraph (iii).

(iii)           In the event the Company elects to acquire any of the shares of Stock as specified in Recipient’s notice, the Secretary of the Company shall so notify Recipient and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Company receives Recipient’s notice; provided that if the terms of payment set forth in Recipient’s notice were other than cash against delivery, the Company shall pay for said shares on the same terms and conditions set forth in Recipient’s notice.

(iv)           In the event the Company does not elect to acquire all of the shares specified in Recipient’s notice, Recipient may, within the sixty (60) day period following the expiration of the option rights granted to the Company in this Section 2(d), sell to the proposed transferee specified in Recipient’s notice the shares specified in Recipient’s notice which were not acquired by the Company in accordance with the provisions of subparagraph (iii) of this Section 2(d), provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in Recipient’s notice.  All shares so sold by Recipient shall continue to be subject to the provisions of this Section 2(d) in the same manner as before said transfer.

(v)           Recipient’s transfer of any or all shares of Stock held either during Recipient’s lifetime or on death by will or intestacy to Recipient’s immediate family or a trust for the sole benefit of Recipient and/or his or her immediate family shall be exempt from the provisions of subparagraphs (i) through (iv) of this Section 2(d).  “Immediate family” as used herein shall mean spouse, lineal descendent, father, mother, brother, or sister of Recipient.

(vi)           The provisions of this Section 2(d) may be waived with respect to any transfer by the Company.

(vii)           Any sale or transfer, or purported sale or transfer, of shares of Stock shall be null and void unless the terms, conditions, and provisions of this Section 2(d) are strictly observed and followed.

(viii)           The foregoing right of first refusal contained in this Section 2(d) shall terminate upon the date securities of the Company are first offered to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(ix)           The certificates representing the Stock shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY, PURSUANT TO THE TERMS OF THAT CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER.  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

3. Vesting.  For purposes of this Agreement, the term “vest” shall mean with respect to any share of the Stock that such share is no longer Restricted Stock subject to the restrictions on transfer set forth in Sections 2(a) through 2(c) and that such share is released from the Repurchase Option.  If Recipient would become vested in any fraction of a share of Stock on any date, such fractional share shall not vest and shall remain Restricted Stock until Recipient becomes vested in the entire share.  The shares of Stock subject to this Agreement shall, subject to Recipient’s continued status as an employee of the Company, vest as follows:

(a) one-half (1/2) of the shares of Stock subject to this Agreement shall vest on the date of this Agreement; and

(b) the remaining one-half (1/2) of the shares of Stock subject to this Agreement shall vest in twenty four (24) equal monthly installments commencing on the one (1) month anniversary of the date of this Agreement and continuing monthly thereafter until all Shares have become fully vested.

4. Corporate Transaction.

(a) For purposes of this Agreement, a “Corporate Transaction” shall include any of the following transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Company’s Board of Directors determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding (1) any bona fide financing transaction consummated primarily for capital raising purposes and (2) any such transaction or series of related transactions that the Company’s Board of Directors determines shall not be a Corporate Transaction.

(b) In the event of any Corporate Transaction, the shares of Stock which constitute Restricted Stock, immediately prior to the effective date of such Corporate Transaction, shall, immediately prior to the specified effective date of the Corporate Transaction, vest and thereby be released from the Repurchase Option.

(c) Notwithstanding anything herein to the contrary, this Section 4 shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(d) In the event that any of the benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), then such benefits shall be either (a) provided in full, or (b) provided as to such lesser extent which would result in no portion of such benefit being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Recipient on an after-tax basis of the greatest amount of benefits notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.  Unless the Company and Recipient otherwise agree in writing, any determination required under this paragraph shall be made by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon all parties.  For purposes of making the calculations required by this section, the Accountants may make reasonable assumptions concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Internal Revenue Code.  The Company and Recipient shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section.  The Company shall bear all costs of the Accountants in connection with any calculations contemplated by this section.

5. Tax Matters.

(a) Recipient hereby represents that he or she understands (a) the contents and requirements of a timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an “83(b) Election”), (b) the application of Section 83(b) to the purchase of Stock by Recipient pursuant to this Agreement, (c) the nature of the election to be made by Recipient under Section 83(b) and (d) the effect and requirements of the 83(b) Election under relevant state and local tax laws.  Recipient further represents that he or she intends to file an election pursuant to Section 83(b), the form of which Election is attached hereto as Exhibit B, with the Internal Revenue Service within thirty (30) days following purchase of the Stock hereunder, and a copy of such election with his or her federal tax return for the calendar year in which the date of this Agreement falls.  Recipient covenants to inform the Company of any change in Recipient’s state of residency.  Recipient shall provide the Company with a copy of any timely 83(b) Election.  If Recipient makes a timely 83(b) Election, Recipient shall immediately pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements.  If Recipient does not make a timely 83(b) Election, Recipient shall, either at the time that the restrictions lapse under this Agreement or at the time withholding is otherwise required by any applicable law, pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements.

(b) Recipient acknowledges that in the absence of a public market for the Company’s Common Stock, there is significant difficulty and uncertainty in determining the fair market value of the Stock purchased by Recipient hereunder.  Recipient understands that the Company can give no assurances that the Purchase Price is in fact the fair market value of the Stock and that it is possible that, with the benefit of hindsight, the Internal Revenue Service could successfully assert that the value of the Stock on the date of purchase is greater than the Purchase Price.  If the Internal Revenue Service were to succeed in a tax determination that the Stock had value greater than the Purchase Price, Recipient would be deemed to have received ordinary income on the date of purchase in an amount equal to the additional value.  Except for the Company’s withholding obligations, Recipient assumes sole responsibility for any taxes, interest or penalties arising from such potential income, and the Company would have no obligation to reimburse or otherwise compensate Recipient for the same.  Recipient agrees to reimburse the Company for any payments made by the Company in respect of such withholding obligations attributable to Recipient’s taxes, to amend any tax returns filed by Recipient to reflect any such income and to pay all taxes attributable to such amended returns.  Recipient understands that the Company may derive a benefit from such a tax determination by the Internal Revenue Service by way of an increase in its deduction for compensation paid.

6. Additional Securities.  Any securities received as the result of ownership of Restricted Stock (hereinafter called “Additional Securities”), including, without limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization, shall be retained by the Company in the same manner and subject to the same conditions as the Restricted Stock with respect to which they were issued.  Recipient shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Recipient may not direct the Company to sell any such warrant or option.  If Additional Securities consist of a convertible security, Recipient may exercise any conversion right, and any securities so acquired shall be deemed Additional Securities.  Additional Securities shall be subject to the provisions of Sections 2, 3 and 4 above in the same manner as the Restricted Stock.

7. Investment Representations.

(a) This Agreement is made in reliance upon the Recipient’s representation to the Company, which by its acceptance hereof the Recipient hereby confirms, that the shares of Stock to be received by him or her will be acquired for investment for his or her own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he or she has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of his or her property shall at all times be within his or her control.

(b) The Recipient understands that the Stock is not registered under the Securities Act of 1933, as amended (the “1933 Act”), on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(a)(2) thereof, and that the Company’s reliance on such exemption is predicated on the Recipient’s representations set forth herein.  The Recipient realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Recipient has in mind merely acquiring shares of the Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  The Recipient does not have any such intention.

(c) The Recipient understands that the Stock may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Stock or an available exemption from registration under the 1933 Act, the Stock must be held indefinitely.  In particular, the Recipient is aware that the Stock may not be sold pursuant to Rule 144 or Rule 701 promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met.  Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.  Such information is not now available, and the Company has no present plans to make such information available.  The Recipient represents that, in the absence of an effective registration statement covering the Stock, it will sell, transfer, or otherwise dispose of the Stock only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of Section 7(d) hereof.

(d) The Recipient agrees that in no event will it make a transfer or disposition of any of the Stock (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Recipient shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Recipient or transferee, the Recipient shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act or (B) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto.  The Company will not require such a legal opinion or “no action” letter in any transaction in compliance with Rule 144.

8. Legends; Stop Transfer.

(a) All certificates for shares of the Stock shall bear substantially the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER.  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) In addition, the Company shall make a notation regarding the restrictions on transfer of the Stock in its stockbooks, and shares of the Stock shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or pursuant to and in compliance with the provisions of Section 7(d) hereof.

9. NO EFFECT ON TERMS OF EMPLOYMENT.  THIS AGREEMENT SHALL NOT CONFER UPON RECIPIENT ANY RIGHT WITH RESPECT TO CONTINUATION OF RECIPIENT’S EMPLOYMENT WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF RECIPIENT OR THE COMPANY TO TERMINATE RECIPIENT’S EMPLOYMENT WITH THE COMPANY AT ANY TIME FOR ANY REASON WITH OR WITHOUT CAUSE OR CHANGE THE TERMS OF EMPLOYMENT OF RECIPIENT.

10. “Market Stand-Off” Agreement.

(a) Agreement.  Recipient hereby agrees that he or she will not, directly or indirectly, without the prior written consent of the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the “Lead Underwriter”), during the period commencing on the date of the final prospectus relating to the initial public offering by the Company and ending on the date specified by the Company and the Lead Underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Recipient or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that if and to the extent that Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) would apply to a FINRA member publishing or otherwise distributing a research report, or making a public appearance, concerning the Company, if (1) during the last 17 days of such 180-day period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial 180-day period, then in each case such 180-day period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Lead Underwriter waives, in writing, such extension.  The foregoing provisions of this Section 10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement.

(b) Underwriters’ Rights.  The underwriters in connection with the initial public offering by the Company are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto; further, Recipient hereby agrees to enter into written agreement with such underwriters containing terms substantially equivalent to the terms of this Section 10, and Recipient hereby agrees that such underwriters shall be entitled to require Recipient to enter into such a written agreement.

(c) Stop Transfer Instructions.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Recipient (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(d) Permitted Transfers.  Notwithstanding the foregoing, Section 10(a) hereof shall not prohibit Recipient from:

(i) transferring any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company’s Common Stock to the extent such transfer is not otherwise prohibited by this Agreement, either during Recipient’s lifetime or on death by will or intestacy to Recipient’s immediate family or to a trust the beneficiaries of which are exclusively Recipient and/or a member or members of Recipient’s immediate family; provided, however, that prior to any such transfer, each transferee shall execute an agreement pursuant to which each transferee shall agree to receive and hold such securities subject to the provisions of this Section 10.  For the purposes of this paragraph, the term “immediate family” shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor; or

(ii) making a transfer of any Common Stock that was listed on a national stock exchange, actively traded over-the-counter or traded on the NASDAQ Global Market at the time it was acquired by Recipient or was acquired by Recipient pursuant to Rule 144A of the Act, including any shares acquired in any public offering by the Company.

(e) No Amendment Without Consent of Lead Underwriter.  During the period from identification as a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the market stand-off period specified in Section 10(a) hereof in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 10 may not be amended or waived except with the consent of the Lead Underwriter.

11. Governing Law.  This agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

12. Notice.  Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the office of the Company at 632 Broadway, Suite 201, New York, NY 10012, and any notice to be given to Recipient shall be addressed to him or her at the address given by Recipient beneath his or her signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

13. Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.  Where the context permits, “Recipient” as used in this Agreement shall include Recipient’s executor, administrator or other legal representative or the person or persons to whom Recipient’s rights pass by will or the applicable laws of descent and distribution.

14. Spousal Consent.  Recipient shall cause his or her spouse to execute a Consent of Spouse in substantially the form of that attached hereto as Exhibit C concurrently with the execution of this Agreement or, if later, at the time Recipient becomes married.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Purchase Agreement as of the date first above written.

THE COMPANY:

Twinlab Consolidation Corporation

By:       /S/ Rich Neuwirth
Name:  Rich Neuwirth
Title:    Secretary and Chief Legal Officer

Address:        632 Broadway, Suite 201
New York, NY 10012

RECIPIENT:

By:       /S/ Thomas Tolworthy
Name:  Thomas Tolworthy

Address:        4 Avenue at Port Imperial
Apt. 4205
West New York, New Jersey 07093

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement between the undersigned (“Recipient”) and Twinlab Consolidation Corporation dated November 4, 2013 (the “Agreement”), Recipient hereby sells, assigns and transfers unto _______________ _________________ (_________) shares of Common Stock of Twinlab Consolidation Corporation standing in Recipient’s name on the books of said corporation represented by Certificate No. ____ herewith and does hereby irrevocably constitute and appoint ______________________________ to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:  ________________, 20___                                                                By:

Instruction:  Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Recipient.

EXHIBIT B

ELECTION UNDER SECTION 83(B) OF THE

INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to the Internal Revenue Code, as amended, to include in gross income for 2013 the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are:

TAXPAYER’S NAME:  Thomas Tolworthy

TAXPAYER’S SOCIAL SECURITY NO.:   _________________________

TAXABLE YEAR:  Calendar Year 2013

ADDRESS:                      4 Avenue at Port Imperial, Apt. 4205
West New York, New Jersey 07093

2. The property which is the subject of this election is:  104,000,000 shares of Common Stock (the “Shares”) of Twinlab Consolidation Corporation, a Delaware corporation (the “Company”).

3. The Shares were transferred to the undersigned on November 4, 2013.

4. The Shares are subject to the following restriction:  Upon a termination of the undersigned’s employment with the Company, the Company has the right to repurchase unvested Shares, which right of repurchase lapses over time.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is:  $0.00004332 per Share x 104,000,000 Shares = $4,504.95.

6. The undersigned contributed $0.0001 per Share x 104,000,000 Shares for the Shares transferred or a total of $10,400.00.  The undersigned has submitted a copy of this statement to the Company.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

The undersigned will file this election with the Internal Revenue Service office in which he or she files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of the election also will be furnished to the person for whom the services were performed.  Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which property is transferred.  The undersigned understands that this election will also be effective as an election under applicable state law.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of the Internal Revenue Service.

DATED: __________________, 2013                                                                      By: ___________________________________

           Name:  Thomas Tolworthy

EXHIBIT C

CONSENT OF SPOUSE

I, _____________________, spouse of Thomas Tolworthy, have read and approved the foregoing Agreement.  In consideration of the right of my spouse to purchase shares of Twinlab Consolidation Corporation as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement insofar as I may have any rights under the community property law or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:  ____________, 2013                                                                By: